Exhibit 3.1
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
AVIAT NETWORKS, INC., A DELAWARE CORPORATION,
INTO
HARRIS STRATEX NETWORKS, INC., A DELAWARE CORPORATION
Pursuant to Section 253
of the General Corporation Law of the State of Delaware
January 27, 2010
     Harris Stratex Networks, Inc., a Delaware corporation (the “Parent Corporation”), does hereby certify as follows:
     FIRST: That the Parent Corporation was incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).
     SECOND: That the Parent Corporation owns all of the issued and outstanding shares of the capital stock of Aviat Networks, Inc., a Delaware corporation (the “Subsidiary Corporation”).
     THIRD: That the Parent Corporation, by the resolutions duly adopted by its Board of Directors as of January 22, 2010 and attached hereto as Exhibit A, determined to merge the Subsidiary Corporation into itself (the “Merger”), with the Parent Corporation being the surviving corporation.
     FOURTH: That the Amended and Restated Certificate of Incorporation of Parent Corporation as in effect immediately prior to the Merger shall be the certificate of incorporation of the surviving corporation, except that Article First thereof shall be amended to read in its entirety as follows:
          “FIRST: The name of the Corporation is Aviat Networks, Inc.”
     FIFTH: That the merger of the Subsidiary Corporation into the Parent Corporation shall be effective as of the date and time of filing of this Certificate of Ownership and Merger with the Delaware Secretary of State.
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     IN WITNESS WHEREOF, the Parent Corporation has caused this Certificate of Ownership and Merger to be signed as of the date first written above by a duly authorized officer, declaring that the facts stated herein are true.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Harald J. Braun
	Name:	Harald J. Braun
	Title:	President and Chief Executive Officer

Exhibit A
   Resolutions of the Board of Directors of Harris Stratex Networks, Inc., a Delaware corporation
     WHEREAS, Harris Stratex Networks, Inc., a Delaware corporation (the “Corporation”), owns all of the issued and outstanding shares of the capital stock of Aviat Networks, Inc., a Delaware corporation (the “Subsidiary”); and
     WHEREAS, the Board of Directors of the Corporation has deemed it advisable that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”);
     NOW, THEREFORE, be it resolved as follows:
     RESOLVED, that, effective upon the filing of the Certificate of Ownership and Merger filed in respect thereof (the “Effective Time”), the Subsidiary shall be merged with and into the Corporation with the Corporation being the surviving corporation (the “Merger”);
     RESOLVED FURTHER, that it is intended that the Merger constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368 and the regulations thereunder;
     RESOLVED FURTHER, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Corporation;
     RESOLVED FURTHER, that pursuant to Section 259 of the DGCL, at the Effective Time, the separate existence of the Subsidiary shall cease, and the Corporation shall continue its existence as the surviving corporation of the Merger;
     RESOLVED FURTHER, that upon the Effective Time, the directors and officers of the Corporation, as constituted immediately prior to the Effective Time, shall continue to be the directors and officers of the Corporation;
     RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Corporation shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Corporation, held by the person who was the holder of such share of capital stock of the Corporation immediately prior to the Merger and that each stock certificate evidencing ownership of shares of capital stock of the Corporation issued and outstanding immediately prior to the Effective Time shall continue to evidence ownership of such shares;
     RESOLVED FURTHER; that the form of certificate for fully paid and nonassessable shares of Common Stock, $0.01 par value per share, of the Corporation issued anytime after the Effective Time shall be in the form attached hereto as Annex A;
     RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof;

     RESOLVED FURTHER, that, in connection with the Merger, the Board of Directors deems it desirable, advisable and in the best interest of the Corporation and its stockholders to change its corporate name to “Aviat Networks, Inc.”; and
     RESOLVED FURTHER, that, at the Effective Time, Article First of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:
     “FIRST: The name of the Corporation is Aviat Networks, Inc.”
     RESOLVED FURTHER, that each officer of the Corporation is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware;
     RESOLVED FURTHER, that in connection with changing the Corporation’s name, each officer of the Corporation is authorized, in the name and on behalf of the Corporation, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable;
     RESOLVED FURTHER, that in order for the Corporation to comply with all applicable regulations and requirements of federal, state, local and foreign governmental agencies and exchanges, each officer of the Corporation is authorized, in the name and on behalf of the Corporation, to prepare, execute and file or cause to be filed all reports, statements, documents, undertakings, commitments and information with any exchange or governmental agencies as may, in his or her judgment, be required or advisable in connection with the Merger or the Corporation’s name change;
     RESOLVED FURTHER, that, after the Effective Time, each officer of the Corporation is hereby authorized, in the name and on behalf of the Corporation, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary or desirable, with the NASDAQ, the Depositary Trust Company and/or the Corporation’s transfer agent to reflect the change in the Corporation’s name and the CUSIP numbers of the Corporation’s securities;
     RESOLVED FURTHER, that in connection with changing the Corporation’s name, each officer of the Corporation is authorized, in the name and on behalf of the Corporation, to change the CUSIP numbers of the Corporation’s securities, to create a new corporate seal, to notify the Corporation’s stockholders and to give such notices to, and obtain such consents from, third parties, in each case as may, in his or her judgment, be required or advisable; and
     RESOLVED FURTHER, that, effective as of the Effective Time, each of the benefits plans and programs of the Corporation are hereby amended to replace each reference to “Harris Stratex Networks, Inc.” with “Aviat Networks, Inc.” to reflect the change in the Corporation’s name, including, but not limited to the following plans and programs of the Corporation:
•	Harris Stratex Networks, Inc. 2007 Stock Equity Plan, as amended and restated

•	Harris Stratex Networks, Inc., 2010 Employee Stock Purchase Plan
     RESOLVED FURTHER, that each officer of the Corporation is hereby authorized, in the name and on behalf of the Corporation, to sign, seal, execute, acknowledge, file, deliver and record all papers,

instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, as may be necessary or desirable to effectuate the immediately preceding resolution and to make any other amendments or modifications to such identified plans and any other benefits plans or programs (including registration statements, trust agreements and any other related documents) maintained or sponsored by the Corporation or any of its affiliates to reflect the change in the Corporation’s name;
     RESOLVED FURTHER, that, after the Effective Time, each officer of the Corporation is hereby authorized, in the name and on behalf of the Corporation, to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificate, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, as may be necessary or desirable in order to change the names of the Corporation’s subsidiaries to reflect the change in the Corporation’s name;
     RESOLVED FURTHER, that all actions to be taken or heretofore taken by any officer of the Corporation in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects;
     RESOLVED FURTHER, that each officer of the Corporation is authorized to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.

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